EXHIBIT 32.1

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report on Form 10-Q of Tyme Technologies, Inc. (the “Company”) for the three-month period ended September 30, 2017, to which this certification is being filed as of the date hereof as an exhibit thereto (the “Report”), I, Steve Hoffman, Chief Executive Officer of the Company, and I, Ben R. Taylor, President and Chief Financial Officer of the Company, each certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(a)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C 78m or 78o(d)); and

(b)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 2, 2017

/s/ Steve Hoffman
Steve Hoffman
Chief Executive Officer
(Principal Executive Officer)

/s/ Ben R. Taylor
Ben R. Taylor
President and Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

THIS CERTIFICATION WILL NOT BE DEEMED “FILED” FOR PURPOSES OF SECTION 18 OF THE EXCHANGE ACT OR OTHERWISE SUBJECT TO THE LIABILITY OF THAT SECTION. SUCH CERTIFICATION WILL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY FILING UNDER THE SECURITIES ACT OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THAT OUR COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE. A SIGNED ORIGINAL OF THIS CERTIFICATION HAS BEEN PROVIDED TO THE COMPANY AND WILL BE RETAINED BY THE COMPANY AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.